FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2009
Date of Report (Date of earliest event reported)

ILX Resorts Incorporated
Exact name of Registrant as specified in its charter

ARIZONA
(State or other jurisdiction of incorporation)

001-13855	86-0564171
(Commission File Number)	(I.R.S. Employer Identification No.)

2111 E. Highland Avenue, Suite 200, Phoenix, AZ 85016
(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 1.02 Termination of a Material Definitive Agreement

This Current Report on Form 8-K is being furnished to disclose that on March 1, 2009 a Loan and Security Agreement (the “Loan Agreement”) in the amount of $5,000,000 between ILX Resorts Incorporated (the “Company) and Textron Financial Corporation (the “Lender”) was terminated. The Loan’s original maturity date was December 31, 2008 but was extended to February 28, 2009 by two separate letter agreements. The outstanding principal balance on the loan is $4,577,873.77. The Company and the Lender have been unable to reach a mutually acceptable longer term extension of the Loan. The Loan is secured by an assignment of a Promissory Note to the Company and a Deed of Trust from an affiliated limited liability company securing approximately 14 acres of land in Sedona, Arizona.

Item 1.03 Bankruptcy or Receivership

This Current Report on Form 8-K is also being furnished to disclose that on March 2, 2009, the Company and certain of its subsidiaries and limited liability companies (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code.  The petitions were filed in the United States Bankruptcy Court for the District of Arizona. A list of Debtors is attached hereto as Exhibit 99.1.    A related press release issued on March 2, 2009 is attached hereto as Exhibit 99.2.  Exhibits 99.1 and 99.2 are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1, List of Debtors
Exhibit 99.2, Registrant’s Press Release dated March 2, 2009, is furnished pursuant to Item 1.03 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date: March 2, 2009	/s/ Nancy J. Stone
Nancy J. Stone President